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                                                                EXHIBIT 10.54

                                HERITAGE RESOURCES, INC.

                                STOCKHOLDERS' AGREEMENT


     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of the 24th day of January, 1997, by and among (i) HERITAGE RESOURCES, INC., an Ohio corporation (the "Corporation"), (ii) CONVEYOR H.R.I., LTD., an Ohio limited liability company ("Conveyor"), and (iii) NHP-HG 16, Inc., a Virginia corporation ("NHP") [Conveyor and NHP being hereinafter sometimes together referred to as the "Stockholders" and being hereinafter sometimes each individually referred to as a "Stockholder"].

     WHEREAS, the Corporation has authorized capital stock consisting of seven hundred fifty (750) shares of Common Stock, with no par value (the "Stock");

     WHEREAS, the Stockholders are the legal and beneficial owners of all of the issued and outstanding shares of Stock, consisting of one hundred (100) shares of Stock, as follows:

                                              Number of Shares
          Stockholder                         of Common Stock
          ---------------------               -----------------

          Conveyor H.R.I., Ltd.                      99

          NHP-HG 16, Inc.                             1
                                                    ---

          Total                                     100

     WHEREAS, the membership interests of Conveyor are owned
69-1/2% by David W. Houze ("Houze"), 29-1/2% by Deborah S. Burgy ("Burgy") and 1% by C.E. Investments, Inc., an Ohio corporation;
     WHEREAS, the Corporation is the legal and beneficial owner of (i) all of the issued and outstanding shares of each of the Medallion Corporations (as listed on Exhibit A attached hereto), each of which serves as the general partner of a Project Partnership (as listed on Exhibit A attached hereto), and
(ii) a three percent (3%) member interest in each of the Medallion LLCs (as listed on Exhibit A attached hereto), each of which serves as the general partner of a Project Partnership;

     WHEREAS, NHP, Burgy, Houze and certain other parties have entered into an Acquisition Agreement, dated as of even date herewith (the "Acquisition Agreement), under which NHP (and/or its affiliates) has purchased, among other assets, (i) all of the stock of Broad Street Management, Inc., an Ohio corporation ("Broad Street"), which is the managing agent of the Project Partnerships, (ii) one (1) share of stock of the Corporation (the

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"NHP Share") and (iii) rights under certain fee agreements relating to the
Project Partnerships;

     WHEREAS, in its capacity as the sole shareholder of the Medallion Corporations and as a member and sole manager of the Medallion LLCs, the Corporation has indirect control over the day-to-day activities and operations of the Project Partnerships;

     WHEREAS, NHP has acquired the NHP Share in order, among other things, to assure that the rights and benefits conferred to Broad Street under the Property Management Agreements, Accounting Services Agreements and Facilities Rental Agreements (as each is defined in the Acquisition Agreement), as amended, and to NHP (and/or its affiliates) under the Incentive Agreements (as defined in the Acquisition Agreement), as amended, are, in all cases, fully realized without interruption or diminution;

     WHEREAS, the parties hereto believe it is in the best interests of the Corporation and of the Stockholders to make provision for certain rights and obligations of the Stockholders with respect to the Stock and relating to the Corporation's control of each of the Medallion Corporations and the Medallion LLCs; and

     WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


                                     ARTICLE 1
                                 VOTING OF SHARES

     1.1 UNANIMOUS VOTE REQUIRED; COVENANTS. The Corporation and each Stockholder agrees that any action to be taken by the Corporation, either directly or through any Medallion Corporation and/or any Medallion LLC, on any matter listed below shall require the unanimous affirmative vote of all, and not less than all, of the Stockholders of the Corporation, and, to the extent applicable, each such matter shall constitute an affirmative or negative covenant, as the context requires, by the Corporation:

          A. Management of the Project Partnerships. Any action, which, directly or indirectly, relates to the amendment, modification (other than automatic extensions of the term thereof) or termination of any contract for services or

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facilities relating to any Project Partnership that provides for gross annual payments in excess of One Thousand Dollars ($1,000).

          B. MERGER; CONSOLIDATION; FUNDAMENTAL CHANGE IN ENTITY STRUCTURE. Any merger or consolidation of the Corporation, any Medallion Corporation, any Medallion LLC and/or any Project Partnership with or into any other corporation or other entity, any sale of all or substantially all of the assets of the Corporation, any Medallion Corporation, any Medallion LLC and/or any Project Partnership, any share exchange or reverse stock split of the Corporation and/or any Medallion Corporation, any partial or complete liquidation or dissolution of the Corporation, any Medallion Corporation, or any Medallion LLC and/or any Project Partnership or any amendment to the Articles of Incorporation of the Corporation or any Medallion Corporation, the Articles of Organization or Operating Agreement of any Medallion LLC and/or the Certificate of Limited Partnership or Limited Partnership Agreement of any Project Partnership which could, directly or indirectly, adversely affect any Stockholder.

          C. WITHDRAWAL OF THE CORPORATION AS MEMBER OR MANAGER OF THE MEDALLION LLCS. Any decision by the Corporation to voluntarily resign or withdraw as the manager or as a member of any of the Medallion LLCs, either pursuant to the governing documents of any Medallion LLC or under applicable state law.

          D. SALE OR OTHER DISPOSITION; CAPITAL TRANSACTIONS. Any sale, exchange or other disposition, transfer or conveyance by (i) the Corporation of any of its legal or beneficial interest in any of the Medallion Corporations or Medallion LLCs, (ii) any Medallion Corporation or Medallion LLC of any of its general partner interest in any Project Partnership or (iii) any Project Partnership or any Project Property, or, prior to expiration of the applicable HAP Contract, any mark-to-market transaction, refinancing or comparable capital transaction involving any Project Partnership or Project Property.

          E. CHANGE IN GENERAL PARTNERS OF PROJECT PARTNERSHIPS. Any act, directly or indirectly, to cause (i) the removal or withdrawal of any Medallion Corporation or Medallion LLC as the sole general partner of any Project Partnership or (ii) the substitution or addition of any other individual or entity to serve as a general partner of any Project Partnership.

          F. CLAIMS AGAINST BROAD STREET OR NHP. Any assertion by the Corporation, any Medallion Corporation, any Medallion LLC and/or any Project Partnership of any claim against Broad Street or NHP (and/or their Affiliates) under or related to any contract for services described in Section 1.1.A. above, or any attempt by any of such entities to terminate any such contract unless attributed to Broad Street's or NHP's (and/or its Affiliates') gross negligence or willful misconduct.

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          G.      OPERATING BUDGET; EXPENDITURES OF MEDALLION CORPORATIONS,
MEDALLION LLCS AND PROJECT PARTNERSHIPS. Approval of (i) the annual operating budget and any changes or amendments thereto for each of the Project Partnerships and (ii) any actual expenses in excess of budgeted expenses for any such Project Partnership by an amount greater than ten percent (10%). If the Stockholders are unable to unanimously agree on the annual operating budget of any of the aforementioned entities for any year, each expense line item shall be increased by three percent (3%) over the prior year's budget for such entity.

          H. BANK ACCOUNTS; DISBURSEMENTS. Approval of all disbursements from any bank account or bank accounts of any of the Project Partnerships, including, but not limited to, each checking, savings and security deposit account maintained by or on behalf of each such entity; provided, however, that no such approval shall be required for disbursements of funds for the payment of any Fees or Reimbursement Payments or other amounts included in the approved annual operating budgets.

          I. TERMINATION OF BROAD STREET AS PROPERTY MANAGEMENT AGENT OF PROJECT PARTNERSHIPS BY HUD. In the event Broad Street is terminated by the United States Department of Housing and Urban Development as the property management agent of any Project Partnership, any decision or action by the Corporation to appoint a successor property management agent. In such case, each Stockholder shall vote their Stock per the instructions of NHP (and cause its Affiliates to act in accordance with such instructions) for the appointment and terms of retention of a substitute property management agent. NHP will submit to the other Stockholder for approval prior to designating any substitute property management agent, such approval not to be unreasonably withheld.

          J. NO EFFECT ON BROAD STREET. Nothing contained herein shall be construed to limit or otherwise affect the continued authority of Broad Street (and its successors and assigns) under the Property Management Agreements, as amended by the Fee Agreement Amendments.

          K. AMENDMENTS TO SECOND AMENDED AND RESTATED FACILITIES RENTAL AGREEMENTS AND SECOND AMENDED AND RESTATED ACCOUNTING SERVICES AGREEMENTS. In the event that Broad Street's aggregate cost of providing services under either or both of the Second Amended and Restated Facilities Rental Agreements and/or the Second Amended and Restated Accounting Services Agreements between Broad Street and each of the Project Partnerships is more than $13.50/unit and $12.50/unit, respectively, by virtue of the total units under management by Broad Street being less than 1,900, then each Stockholder shall vote their Stock per the instructions of NHP in order to amend such agreements to increase such per unit amounts by such overage. NHP (acting through its

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Affiliates) will use its commercially reasonable good faith efforts to minimize such costs to the Project Partnerships.

          L. STOCKHOLDER MATTERS. Any other matter submitted to a vote of the Stockholders with the exception of votes for the election or removal of directors (except as provided in Section 1.3 below).

     1.2 DISTRIBUTIONS OF NET PROCEEDS FROM PROJECT PARTNERSHIPS. Each Stockholder acknowledges that, as to some of the Project Partnerships, the Incentive Fees payable under the Incentive Agreements may be paid only upon distribution of "net partnership receipts" by the applicable Project Partnerships. Accordingly, in order to ensure prompt and complete payment of such Incentive Fees to NHP (or its designee), the Stockholders covenant and agree to cause the Corporation, and the Corporation agrees to act, in its capacity as the sole stockholder of the Medallion Corporations and as the sole manager of the Medallion LLCs, to cause the Project Partnerships to distribute "Net Partnership Receipts", or "Net Cash Receipts", as such terms are defined in the limited partnership agreements of the Project Partnerships, at the earliest times and in the maximum amounts as are permitted by the applicable limited partnership agreements and HUD regulations.

     1.3      REMOVAL OF THE BOARD OF DIRECTORS.

          A. If for any reason it is asserted by the Corporation or Conveyor (or their counsel or representative), or otherwise claimed or determined in any arbitration, administrative or judicial proceeding that the voting requirements in, or any actions taken by the Stockholders pursuant to, Section1.1 and Section1.2 hereof are invalid, void, voidable or otherwise unenforceable, the Stockholders shall call or cause to be called, within one (1) day following written demand by NHP, a special meeting of the Stockholders (the "Special Meeting") in accordance with the Code of Regulations of the Corporation (the "Regulations").

          B. Notwithstanding anything to the contrary in the Regulations, at a Special Meeting called pursuant to Section 1.3A or 3.4 hereof, the Stockholders covenant and agree, one to the other, that they shall waive any notice requirements for such special meeting and shall vote their shares of Stock in such manner so as (i) to remove the then existing Board of Directors of the Corporation and (ii) to cause a new Board of Directors to be appointed and elected, as herein provided, for the remainder of the unexpired term of each removed Director. For purposes of electing a new Board of Directors at the Special Meeting and electing directors at all special or annual meetings of Stockholders subsequent to the Special Meeting, the Stockholders further covenant and agree that at any Special Meeting and at all

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subsequent special or annual meetings, the Stockholders shall vote their shares of Stock to elect such individuals as NHP may designate, in its sole and absolute discretion.

     1.4 COMMUNICATION WITH LIMITED PARTNERS OF PROJECT PARTNERSHIPS. The Corporation shall not engage in any activity or permit the Medallion Corporations and Medallion LLCs to engage in any activity which initiates any communication with the limited partners of any Project Partnership regarding the substitution, removal or withdrawal of any Medallion Corporation or Medallion LLC as a general partner of any Project Partnership. If any communication regarding the substitution, removal or withdrawal of any Medallion Corporation or Medallion LLC as a general partner of any Project Partnership is received by the Corporation or any Medallion Corporation or Medallion LLC from a limited partner (or their representative), then any response by the Corporation, any Medallion Corporation or Medallion LLC shall be subject to the prior written approval of NHP. This restriction shall in no way limit the following:

               1. Communication with limited partners that is necessary to comport with any fiduciary or contractual responsibility of any general partner.

               2. Communication to the limited partners to provide information as required by the applicable Partnership Agreements.

               3. Response to requests, comments, or questions presented by any limited partner, or any limited partner's representative, as required by the applicable Partnership Agreement or in accordance with past practices.

               4. Engaging in any other communication with the limited partners that has been approved by NHP, with the proviso that such communication shall be deemed approved by NHP, if no disapproval has been communicated within three (3) business days of NHP's receipt of a request for approval containing a copy of the communication to NHP.

The Corporation shall promptly notify NHP (and, if in writing, provide copies to NHP) of any communications described in 1-4 above.

     1.5 POST-HAP CONTRACT EXPIRATION TRANSACTIONS. In the event that, following the expiration of the HAP Contract for a given Project Partnership, Conveyor desires to cause such Project Partnership to enter into any sale, exchange or other disposition, transfer or conveyance of all or any portion of such Project Partnership's Project Property or any mark-to-market

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transaction, refinancing or comparable capital transaction involving such
Project Partnership and/or its Project Property, then, unless the Fee Agreement Amendments remain in effect with respect to such Project Partnership (or Broad Street and NHP enter into substantially identical agreements and arrangements as reflected in the Fee Agreement Amendments), the Corporation shall not approve and authorize or cause the applicable Medallion Corporation or Medallion LLC to approve and authorize any such transaction unless, as a condition precedent thereto, NHP or its designee receives a binding written commitment from the Sellers Group to pay a fee to NHP as of the closing on such transaction equal to one-half (1/2) of the aggregate net proceeds (after payment of related and customary costs) realized by the Sellers Group or their Affiliates as the result of such transaction. The Sellers Group shall provide NHP with copies of all documents pertaining to such transaction.


                                    ARTICLE 2

                                TRANSFER OF STOCK

     2.1 SCOPE OF AGREEMENT. This Agreement shall apply to all transfers of shares of Stock (now owned or hereafter acquired) by the Stockholders, whether voluntary, involuntary or by operation of law, whether resulting from death, bankruptcy, insolvency or otherwise.

     2.2   TRANSFER OF SHARES BY STOCKHOLDER.  Subject to Section 2.3 and
Article 3 hereof, Stockholders may sell, exchange, deliver or assign, dispose of, bequeath or gift, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession), all or any of the shares of Stock now owned or hereafter acquired by such Stockholder.

     2.3 AGREEMENT BINDING UPON TRANSFEREES. In the event that, at any time or from time to time, any shares of Stock are transferred to any party (other than the Corporation or any Stockholder) pursuant to any provision hereof, the transferee shall take such shares of Stock pursuant to all provisions, conditions and covenants of this Agreement, and, as a condition precedent to the effectiveness of such transfer of such shares of Stock, the transferee shall agree (for and on behalf of himself, herself or itself, his, her or its legal representatives and his, her or its transferees and assigns) in writing to be bound by all provisions of this Agreement as a party hereto and in the capacity of a Stockholder. In the event that there shall be any transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the provisions of this Section2.3, all

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references herein to the Stockholders or to any Stockholder shall thereafter be deemed to include such transferee.

     2.4 STOCK TRANSFER RECORD. The Corporation shall keep a stock transfer book in which shall be recorded the name and address of each Stockholder. No transfer or issuance of any shares of Stock shall be effective or valid unless and until recorded in such stock transfer book. The Corporation agrees not to record any transfer or issuance of shares of Stock in such stock transfer book unless the transfer or issuance is in strict compliance with all provisions of this Agreement. Each Stockholder agrees that, in the event he, she or it desires to make a transfer within the provisions hereof, he, she or it shall furnish to the Corporation such evidence of his, her or its compliance with this Agreement as may be reasonably required by the Board of Directors of, or counsel for, the Corporation.

     2.5 ENDORSEMENT ON STOCK CERTIFICATES. Each certificate representing shares of Stock of the Corporation now or hereafter held by any Stockholder shall bear any legend or legends required by applicable securities laws and, in addition thereto, shall bear a statement in substantially the following form:

          The voluntary or involuntary encumbering, transfer or other disposition (including, without limitation, any disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution or succession) and the voting of the shares of stock evidenced by the within Certificate are restricted under the terms of a Stockholders' Agreement, dated January 24th, 1997, by and between NHP-HG 16, Inc. and Conveyor H.R.I., Ltd., a copy of which Agreement is on file at the principal office of the Corporation. Upon written request of any Stockholder of the Corporation, the Corporation shall furnish, without charge to such Stockholder, a copy of such Agreement.

     2.6 AGREEMENTS BY THE CORPORATION. The Corporation agrees, for and on behalf of itself and its successors and assigns, that:

          A.      It hereby consents to this Agreement.

          B. It shall not issue, transfer or reissue any shares of Stock in violation of the provisions of this Agreement.

          C. All certificates representing shares of Stock issued by the Corporation and held by any Stockholder shall bear an endorsement in substantially the form specified in Section2.5 hereof.

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          D.      It shall abide and perform each and every of its covenants and obligations hereunder.

     2.7 SPECIFIC PERFORMANCE. Strict compliance shall be required with each and every provision of this Agreement and particularly with the procedures set forth in the provisions of Articles 1, 2, 3 and 4 hereof, it being understood and agreed that neither Stockholder shall have the right or power to sell or assign any of its shares of Stock except in strict compliance with the procedures set forth in the provisions of Articles 2, 3 and 4 hereof. The parties hereto agree that the shares of Stock are unique, that failure to perform the obligations provided by this Agreement shall result in irreparable damage and that specific performance of their respective obligations under this Agreement may be obtained by suit in equity.


                                    ARTICLE 3

                             RIGHTS OF FIRST OFFER


     3.1 DEFINITIONS. The following terms shall have the following meanings whenever used in this Agreement:

          A. "Registered Notice" shall mean notice sent by hand delivery with receipt therefor or by Federal Express or other overnight courier service and, which is sent pursuant to a Right of First Offer (as provided in Section3.2 hereof), such Registered Notice shall contain such information and terms as required in Section3.2A hereof. Any notice which does not contain all such requisite information shall not be considered a "Registered Notice" for the purposes of Section3.2 hereof.

         B. "Offering Stockholder" shall mean and refer to any Stockholder of the Corporation who offers to sell his, her or its shares of Stock to the Corporation and/or the Other Stockholder pursuant to Section3.2 hereof.

     3.2      RIGHT OF FIRST OFFER.

          A. The Corporation shall have a right of first offer to purchase all (but not less than all) of a Stockholder's shares of Stock. If any Stockholder desires to sell such Stockholder's shares of Stock (the "Offered Stock"), such Offering Stockholder shall send to the Corporation Registered Notice regarding the availability of the Offered Stock which specifies (i) the price per share for which the Offering Stockholder intends to offer the Offered Stock, (ii) the terms on which the Offering Stockholder intends to sell the Offered Stock and the date upon which the Offered Stock shall be available for delivery to the Corporation, which date shall not be less than ninety (90) days following the

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date of the Registered Notice and (iii) any other material condition to purchasing the Offered Stock. The Corporation shall have fifteen (15) days following receipt of the Registered Notice within which to notify the Offering Stockholder of its intention to purchase all (but not less than all) of the Offered Stock.

          B. In the event the Corporation does not exercise its right to purchase the Offered Stock within the fifteen (15) day time period set forth above, the Offering Stockholder may proceed to offer the Offered Stock to the general public, provided that the Offering Stockholder shall not sell the Offered Stock to the general public at a purchase price less than the purchase price proposed in the Registered Notice, or on other terms materially less favorable to the Corporation than those set forth in the Registered Notice, unless the Offering Stockholder first reoffers such Offered Stock to the Corporation in the manner described above on such changed terms and conditions; provided, however, that with respect to a reoffer the Corporation shall have ten
(10) business days following receipt of the revised Registered Notice to respond.
     3.3 VOTING BY OFFERING STOCKHOLDER. The Offering Stockholder agrees, if so requested by the Corporation to vote or cause a vote to be made (as a stockholder of the Corporation, and, if applicable, as a director of the Corporation) in favor of the exercise by the Corporation of its option to purchase all of the Offered Stock pursuant to the provisions of Section3.2 hereof. In the event that the Corporation's exercise of such option to purchase such shares of Stock requires an amendment to the Charter or Bylaws of the Corporation or a reduction of its capital or a reappraisal of its assets and/or any other corporate action, the Offering Stockholder agrees, if so requested by the Corporation to vote or cause a vote to be made (as a stockholder of the Corporation, and, if applicable, as a director of the Corporation) in favor of any such corporate action as may be legally taken.

     3.4 CHANGE OF CONTROL OF CONVEYOR OR OF CONVEYOR'S STOCK. In the event that Houze is not, for any reason, directly or indirectly, the controlling member of Conveyor or in the event that Conveyor has by proxy or otherwise assigned its voting rights in its Stock to any other party, then (i) the Stockholders shall call or cause to be called, within one (1) day following any such change in control of Conveyor or any such assignment of voting rights of the Stock by Conveyor, a special meeting of the Stockholders (the "Special Meeting") and (ii) the provisions of Section 1.3B above shall then apply.

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                                      ARTICLE 4
                              GENERAL PROVISIONS RE PURCHASES

     4.1 DELIVERY OF STOCK AND DOCUMENTS. Upon the closing of any purchase of any shares of Stock pursuant to this Agreement, the seller shall deliver to the purchaser the following: The certificate or certificates representing the shares of Stock being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the seller and of his compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

     4.2 REMEDY FOR FAILURE TO TRANSFER SHARES. In the event that any Stockholder shall sell his shares of Stock pursuant to any provision hereof, and in the further event that such Stockholder is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares to the person who, or entity which, is (or desires) to purchase such shares, in accordance with the applicable provisions of this Agreement, the purchaser of such shares may deposit the purchase price for such shares (by good check, promissory note or both, as the case may be under the applicable provisions of this Agreement) with any bank doing business within fifty (50) miles of the Corporation's principal office, or with the Corporation's certified public accountants, as agent or trustee, or in escrow, for such Stockholder, to be held by such bank or accountant until withdrawn by such Stockholder. Upon such deposit of the purchase price by the purchaser of such shares and upon notice to the Stockholder who was required to sell, the shares of Stock of such Stockholder to be sold pursuant to the applicable provisions of this Agreement shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Stockholder shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book.


                                    ARTICLE 5
MISCELLANEOUS

     5.1 NOTICES. Any and all notices, requests or other communications hereunder provided for herein shall be given in writing and sent by hand delivery with receipt therefor or by Federal Express or other overnight courier service; and such notices shall be addressed:

          (i) if to the Corporation, to the principal office of the Corporation.

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          (ii)  if to Conveyor, to the address  of such Stockholder as reflected in the stock records of the Corporation.

          (iii) if to NHP:

                NHP-HG 16, Inc.
                8065 Leesburg Pike, #400
                Vienna, Virginia  22182
                Attention:  Mr. Douglas A. Ewing,
                            Vice President

                with copies to:

                NHP-HG 16, Inc.
                8065 Leesburg Pike, #400
                Vienna, Virginia  22182
                Attention:  Joel F. Bonder, Esq.,
                            General Counsel

                Tucker, Flyer & Lewis
                1615 L Street, N.W.
                Suite 400
                Washington, D.C. 20036
                Attention:  Michael A. Schlesinger, Esquire

unless notice of a change of address is furnished to all parties in the manner provided in this Section5.1. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

     5.2 INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     5.3 BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators, personal representatives, successors, designees and assigns, and other legal representatives.

     5.4 GENDER. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

     5.5 CHANGES; WAIVER. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this

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Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

     5.6 ENTIRE AGREEMENT. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the shares of Stock owned by the Stockholders and any other matters set forth herein, and, except as set forth in the Acquisition Agreement and the documents and instruments executed in connection therewith, there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such shares or such other matters except as set forth herein. Any and all prior agreements among the parties hereto with respect to the shares of Stock owned by the Stockholders are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the shares of Stock.

     5.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     5.8 HEADINGS. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     5.9 TERM OF AGREEMENT. This Agreement shall be effective as of the date first hereinabove set forth and shall terminate at such time as either Stockholder shall sell all of their shares of Stock to the Corporation and/or to the other Stockholder pursuant to any provision of this Agreement or otherwise.

     5.10 DEFINED TERMS. Unless specifically defined herein, all capitalized terms shall have the meanings assigned to them in the Acquisition Agreement.

     IN WITNESS WHEREOF, the Corporation and each Stockholder has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

                                           CORPORATION:

                                           HERITAGE RESOURCES, INC., an Ohio
                                           corporation

                                           By:
                                               -----------------------------
                                               David W. Houze, President

                                           STOCKHOLDERS:

                                           CONVEYOR H.R.I., LTD., an Ohio
                                             limited liability company

                                           By: C.E. INVESTMENTS, INC., an Ohio
                                                 corporation, Manager

                                           By:
                                               -----------------------------
                                               David W. Houze, President

                                           NHP HG-16, Inc. a Virginia
                                           corporation

                                           By:
                                               -----------------------------
                                               Douglas A. Ewing,
                                               Vice President

                        [Signatures continued on following page.]

ACKNOWLEDGEMENT AND AGREEMENT:

     As a material inducement to NHP to enter into the Acquisition Agreement and the documents and instruments referenced therein, each of the following entities, being the sole general partner of a Project Partnership, hereby (i) acknowledges and agrees that it and its Project Partnership are materially benefited by NHP's execution of the Acquisition Agreement, (ii) acknowledges the terms and provisions of this Stockholders' Agreement, (iii) agrees to be bound by the provisions of Sections 1.1 through 1.4 hereof and (iv) agrees not to take any action in conflict or inconsistent with the provisions of Sections 1.1 through 1.4 hereof.

Medallion-US51, Inc., an Ohio corporation,
     General Partner of United Services Real
     Estate Co. No. 51, an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-RU72, Inc., an Ohio corporation,
     General Partner of Rehab Unlimited,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-RU74, Inc., an Ohio corporation,
     General Partner of Rehab Unlimited 74,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

                       [Signatures continued on following page.]

Medallion-Momentum, Inc., an Ohio corporation,
     General Partner of Momentum 75,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-Discovery, Inc., an Ohio corporation,
     General Partner of Discovery 76,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-Buckeye, Inc., an Ohio corporation,
     General Partner of Buckeye 77,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-Encore, Inc., an Ohio corporation,
     General Partner of Encore,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-Metro, Inc., an Ohio corporation,
     General Partner of Metro I,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President


                       [Signatures continued on following page.]

Medallion-Polaris, Inc., an Ohio corporation,
     General Partner of Polaris,
     an Ohio limited partnership

     By:
        ------------------------------
     Name: David W. Houze
     Title: President

Medallion-Citation, Ltd., an Ohio limited liability company, General Partner of Citation, an Ohio limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name: David W. Houze
     Title: President

Medallion-Odyssey, Ltd., an Ohio limited liability company, General Partner of Odyssey, an Ohio limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name: David W. Houze
     Title: President

Medallion-Sandalwood, Ltd., an Ohio limited liability company, General Partner of Sandalwood, an Ohio limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name:  David W. Houze
     Title: President

Medallion-Directions, Ltd., an Ohio limited liability company, General Partner of Directions 79, a Kentucky limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name:  David W. Houze
     Title: President


                     [Signatures continued on following page.]

Medallion-Pegasus, Ltd., an Ohio limited liability company, General Partner of Pegasus 80, a Kentucky limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name:  David W. Houze
     Title: President

Medallion-Carrousel, Ltd., an Ohio limited
     liability company, General Partner of Carrousel Properties, a Kentucky limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name:  David W. Houze
     Title: President

Medallion-AP, Ltd., an Ohio limited
     liability company, General Partner of Augusta Properties, a Georgia limited partnership

     By: Heritage Resources Inc., Mgr.
     Name:
          -----------------------------
     Name:  David W. Houze
     Title: President

                           [Signatures continued from previous page.]

                                        EXHIBIT A

PROJECT PARTNERSHIPS

United Services Real Estate Co. No. 51
Rehab Unlimited
Rehab Unlimited 74
Momentum 75
Discovery 76
Buckeye 77
Encore
Metro I
Polaris
Citation
Odyssey
Sandalwood
Directions 79
Pegasus 80
Carrousel Properties
Augusta Properties

MEDALLION CORPORATIONS (all of which are Ohio corporations)

Medallion-US51, Inc.
Medallion-RU72, Inc.
Medallion-RU74, Inc.
Medallion-Momentum, Inc.
Medallion-Discovery, Inc.
Medallion-Buckeye, Inc.
Medallion-Encore, Inc.
Medallion-Metro, Inc.
Medallion-Polaris, Inc.

MEDALLION LLCS (all of which are Ohio limited liability companies)

Medallion-Citation, Ltd.
Medallion-Odyssey, Ltd.
Medallion-Sandalwood, Ltd.
Medallion-Directions, Ltd.
Medallion-Pegasus, Ltd.
Medallion-Carrousel, Ltd.
Medallion-AP, Ltd.